As filed with the Securities and Exchange Commission on September 30, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RADISYS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	93-0945232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5445 NE Dawson Creek Drive

Hillsboro, Oregon 97124

(Address of principal executive offices)

RadiSys Corporation 1996 Employee Stock Purchase Plan

(Full title of the plan)

Brian J. Bronson

Chief Financial Officer

RadiSys Corporation

5445 NE Dawson Creek Drive

Hillsboro, Oregon 97124

(503) 615-1100

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Amar Budarapu

Baker & McKenzie LLP

2001 Ross Avenue, Suite 2300

Dallas, Texas 75201

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	1,000,000	$8.37	$8,370,000	$467.05

(1)	Shares of common stock of RadiSys Corporation, no par value per share (the “Common Stock”), being registered hereby relate to the RadiSys Corporation 1996 Employee Stock Purchase Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock which may be issuable pursuant to the antidilution provisions of the RadiSys Corporation 1996 Employee Stock Purchase Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h) promulgated under the Securities Act of 1933, as amended. The price is based upon the average of the high and low prices of RadiSys Corporation Common Stock on September 28, 2009, as reported on the Nasdaq Global Select Market.

EXPLANATORY STATEMENT

This Registration Statement is filed pursuant to General Instruction E to Form S-8 by RadiSys Corporation, an Oregon corporation, in order to register 1,000,000 shares of Common Stock, which shares are in addition to those previously registered on a Registration Statement on Form S-8 (File No. 333-00514) filed with the Securities and Exchange Commission (the “Commission”) on January 18, 1996, on a Registration Statement on Form S-8 (File No. 333-80089) filed with the Commission on June 4, 1999, on a Registration Statement on Form S-8 (File No. 333-38988) filed with the Commission on June 9, 2000, on a Registration Statement on Form S-8 (File No. 333-68362) filed with the Commission on August 24, 2001, on a Registration Statement on Form S-8 (File No. 333-106670) filed with the Commission on June 30, 2003, on a Registration Statement on Form S-8 (File No. 333-116570) filed with the Commission on June 17, 2004, on a Registration Statement on Form S-8 (File No. 333-126189) filed with the Commission on June 28, 2005, on a Registration Statement on Form S-8 (File No. 333-142969) filed with the Commission on May 15, 2007 for issuance pursuant to the RadiSys Corporation 1996 Employee Stock Purchase Plan. The contents of the Registration Statements on Form S-8 (File Nos. 333-00514, 333-80089, 333-38988, 333-68362, 333-106670, 333-116570, 333-126189 and 333-142969) previously filed with the Commission on January 18, 1996, June 4, 1999, June 9, 2000, August 24, 2001, June 30, 2003, June 17, 2004, June 28, 2005, and May 15, 2007, respectively, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number

5.1	Opinion of Stoel Rives LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Stoel Rives LLP. Incorporated by reference to Exhibit 5.1 to this Registration Statement.

24.1	Powers of Attorney (included in the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 30th day of September, 2009.

RADISYS CORPORATION

By:	/S/ BRIAN J. BRONSON
Brian J. Bronson, Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of RadiSys Corporation hereby severally and individually constitute and appoint Scott C. Grout and Brian J. Bronson, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/S/ SCOTT C. GROUT Scott C. Grout	President, Chief Executive Officer and Director (principal executive officer)	September 30, 2009

/S/ BRIAN J. BRONSON Brian J. Bronson	Chief Financial Officer (principal financial and accounting officer)	September 30, 2009

/S/ C. SCOTT GIBSON C. Scott Gibson	Chairman of the Board and Director	September 30, 2009

/S/ KEN J. BRADLEY Ken J. Bradley	Director	September 30, 2009

/S/ RICHARD J. FAUBERT Richard J. Faubert	Director	September 30, 2009

/S/ DR. WILLIAM W. LATTIN Dr. William W. Lattin	Director	September 30, 2009

/S/ KEVIN C. MELIA Kevin C. Melia	Director	September 30, 2009

/S/ CARL NEUN Carl Neun	Director	September 30, 2009

/S/ LORENE K. STEFFES Lorene K. Steffes	Director	September 30, 2009

EXHIBIT INDEX

Exhibit Number

5.1	Opinion of Stoel Rives LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Stoel Rives LLP. Incorporated by reference to Exhibit 5.1 to this Registration Statement.

24.1	Powers of Attorney (included in the signature page to this Registration Statement).